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                                                                   EXHIBIT 21.01















                                   EXHIBIT 21


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                                                                      EXHIBIT 21






                         LIST OF SUBSIDIARY CORPORATIONS
                            ARKANSAS BEST CORPORATION


The Registrant owns and controls the following subsidiary corporations:

                                                                    JURISDICTION OF                  % OF VOTING
                         NAME                                        INCORPORATION                SECURITIES OWNED
------------------------------------------------------------------------------------------------------------------------
SUBSIDIARIES OF ARKANSAS BEST CORPORATION:
     ABF Freight System, Inc.                                        Delaware                              100
     Treadco, Inc.                                                   Delaware                              100
     Transport Realty, Inc.                                          Arkansas                              100
     Data-Tronics Corp.                                              Arkansas                              100
     ABF Cartage, Inc.                                               Delaware                              100
     Land-Marine Cargo, Inc.                                         Puerto Rico                           100
     ABF Freight System Canada, Ltd.                                 Canada                                100
     ABF Freight System de Mexico, Inc.                              Delaware                              100
     Agile Freight System, Inc.                                      Delaware                              100
     Agricultural Express of America, Inc.                           Delaware                              100
     Clipper Exxpress Company                                        Delaware                              100
     G.I. Trucking Company                                           California                            100
     WorldWay Logistics Corporation                                  North Carolina                        100
     Motor Carrier Insurance, Ltd.                                   Bermuda                               100
     FleetNet America, LLC                                           Delaware                              100
     Best Service Corp.                                              Arkansas                              100

Subsidiary of ABF Freight System, Inc.:
     ABF Freight System (B.C.), Ltd.                                 British Columbia                      100